Exhibit 8.1
Subsidiaries at December 31, 2024:

Name	Country	Nature of business	Shares held by the Group	Shares held by NCI
Subsidiaries directly held
Ferrari S.p.A.	Italy	Engineering, manufacturing and sales	100%	—%
New Business 33 S.p.A.(1)	Italy	Engineering, manufacturing and sales	100%	—%

Subsidiaries indirectly held through Ferrari S.p.A.
Ferrari North America, Inc.	USA	Importer and distributor	100%	—%
Ferrari Japan KK	Japan	Importer and distributor	100%	—%
Ferrari Australasia Pty Limited	Australia	Importer and distributor	100%	—%
Ferrari International Cars Trading (Shanghai) Co. L.t.d.	China	Importer and distributor	80%	20%
Ferrari (HK) Limited	Hong Kong	Importer and distributor	100%	—%
Ferrari Far East Pte Limited	Singapore	Service company	100%	—%
Ferrari Management Consulting (Shanghai) Co. L.t.d.	China	Service company	100%	—%
Ferrari South West Europe S.a.r.l.	France	Service company	100%	—%
Ferrari Central Europe GmbH	Germany	Service company	100%	—%
G.S.A. S.A. in liquidation	Switzerland	Service company	100%	—%
Mugello Circuit S.p.A.	Italy	Racetrack management	100%	—%
Ferrari Financial Services, Inc.	USA	Financial services	100%	—%

Subsidiaries indirectly held through other Group entities
Ferrari Auto Securitization Transaction, LLC(2)	USA	Financial services	100%	—%
Ferrari Auto Securitization Transaction - Lease, LLC(2)	USA	Financial services	100%	—%
Ferrari Auto Securitization Transaction - Select, LLC(2)	USA	Financial services	100%	—%
Ferrari Financial Services Titling Trust(2)	USA	Financial services	100%	—%
Ferrari Lifestyle North America, Inc.(3)(4)	USA	Retail	100%	—%

Associates directly held
Fondazione Casa di Enzo Ferrari	Italy	Service company	20%

Branches
UK branch	UK	Sales and after sales support
______________________________
(1)With effectiveness as of January 1, 2025, New Business 33 S.p.A. was merged by incorporation into Ferrari S.p.A.
(2)Shareholding held by Ferrari Financial Services, Inc. within the context of securitization transactions for receivables generated by the Group’s financial services activities in the United States.
(3)Shareholding held by Ferrari North America, Inc.
(4)Effective as of January 12, 2024, the company changed its name from 410 Park Display, Inc to Ferrari Lifestyle North America, Inc.